Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Beverly A. Freeney

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, NY 10005

(212) 361-2893

(Name, address and telephone number of agent for service)

BERRY PLASTICS GROUP, INC.

(Issuer with respect to the Securities)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	20-5234618
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Oakley Street Evansville, IN	47710
(Address of Principal Executive Offices)	(Zip Code)

BERRY PLASTICS CORPORATION

(Issuer with respect to the Securities)

Delaware	35-1814673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

101 Oakley Street Evansville, IN	47710
(Address of Principal Executive Offices)	(Zip Code)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
AeroCon, LLC	Delaware	35-1948748
Berry Plastics Acquisition Corporation V	Delaware	36-4509933
Berry Plastics Acquisition Corporation IX	Delaware	35-2184302
Berry Plastics Acquisition Corporation XI	Delaware	35-2184300
Berry Plastics Acquisition Corporation XII	Delaware	35-2184299
Berry Plastics Acquisition Corporation XIII	Delaware	35-2184298
Berry Plastics Acquisition Corporation XV, LLC	Delaware	35-2184293
Berry Plastics Acquisition LLC X	Delaware	35-2184301
Berry Plastics Design, LLC	Delaware	62-1689708
Berry Plastics Filmco, Inc.	Delaware	34-1848686
Berry Plastics IK, LLC	Delaware	42-1382173
Berry Plastics Opco, Inc.	Delaware	30-0120989
Berry Plastics SP, Inc.	Delaware	52-1444795
Berry Plastics Technical Services, Inc.	Delaware	57-1029638
Berry Sterling Corporation	Delaware	54-1749681
BPRex Closures Kentucky Inc.	Delaware	56-2209554
BPRex Closures, LLC	Delaware	27-4579074
BPRex Closure Systems, LLC	Delaware	27-4588544
BPRex Delta Inc.	Delaware	71-0725503
Caplas LLC	Delaware	20-3888603
Caplas Neptune, LLC	Delaware	20-5557864
Captive Plastics, LLC	Delaware	22-1890735
Captive Plastics Holdings, LLC	Delaware	20-1290475
Cardinal Packaging, Inc.	Delaware	34-1396561
Covalence Specialty Adhesives LLC	Delaware	20-4104683
Covalence Specialty Coatings LLC	Delaware	20-4104683
CPI Holding Corporation	Delaware	34-1820303
Grafco Industries Limited Partnership	Maryland	52-1729327
Kerr Group, LLC	Delaware	95-0898810
Knight Plastics, LLC	Delaware	35-2056610
Packerware, LLC	Delaware	48-0759852
Pescor, Inc.	Delaware	74-3002028
Pliant Corporation International	Utah	87-0473075
Pliant, LLC	Delaware	43-2107725
Poly-Seal, LLC	Delaware	52-0892112
Prime Label & Screen Incorporated	Wisconsin	39-1741360
Rollpak Corporation	Delaware	35-1582626
Saffron Acquisition, LLC	Delaware	94-3293114
Seal for Life Industries, LLC	Delaware	46-1748055
Setco, LLC	Delaware	56-2374074
Sun Coast Industries, LLC	Delaware	59-1952968
Uniplast Holdings, LLC	Delaware	13-3999589
Uniplast U.S., Inc.	Delaware	04-3199066
Venture Packaging, Inc.	Delaware	51-0368479
Venture Packaging Midwest, Inc.	Delaware	34-1809003

*	All additional registrants have the following principal executive office:

c/o Berry Plastics Corporation

101 Oakley Street,

Evansville, Indiana 47710

Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.**

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2013 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 1st of May, 2014.

By:	/s/ Beverly A. Freeney
Beverly A. Freeney
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 1, 2014

By:	/s/ Beverly A. Freeney
Beverly A. Freeney
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2013

($000’s)

12/31/2013
Assets
Cash and Balances Due From Depository Institutions	$8,472,724
Securities	79,357,671
Federal Funds	76,693
Loans & Lease Financing Receivables	232,699,923
Fixed Assets	4,466,915
Intangible Assets	13,365,332
Other Assets	22,039,020

Total Assets	$360,478,278

Liabilities
Deposits	$271,150,926
Fed Funds	2,539,914
Treasury Demand Notes	0
Trading Liabilities	432,300
Other Borrowed Money	29,623,570
Acceptances	0
Subordinated Notes and Debentures	5,586,320
Other Liabilities	11,722,618

Total Liabilities	$321,055,648

Equity
Common and Preferred Stock	18,200
Surplus	14,231,212
Undivided Profits	24,312,465
Minority Interest in Subsidiaries	$860,753

Total Equity Capital	$39,422,630

Total Liabilities and Equity Capital	$360,478,278